                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-35802


Prospectus Supplement No. 10 dated September 13, 2001 to Prospectus dated May 19, 2000, as supplemented on June 21, 2000, July 20, 2000, August 1, 2000,
September 21, 2000, January 12, 2001, February 1, 2001,
April 20, 2001, May 31, 2001 and August 9, 2001.


                               E*TRADE Group, Inc.


       $650,000,000 6% Convertible Subordinated Notes due February 1, 2007
                                       and
     27,542,373 Shares of Common Stock Issuable upon Conversion of the Notes

     The information contained in the table appearing under the heading "Selling Securityholders" on pages 43-44 of the prospectus with respect to the Selling Securityholders named below is hereby deleted and restated with the following information:

                                                                                             Shares of
                                                        Principal Amount   Percentage of    Common Stock
                                                         of Notes that         Notes        that May Be
Name of Selling Securityholder(1)                         May Be Sold       Outstanding       Sold(2)
---------------------------------                       ----------------   -------------    ------------
TQA Master Fund...................................         $3,350,000            *            141,949
TQA Master Fund Plus..............................                 $0            *                  0
TQA Master Plus Fund..............................         $1,675,000            *             70,975
Other holders of notes or future
transferees of such holders (3)...................                 $0            *                  0